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                                   EXHIBIT 16


                                                  February 17, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

                                                  Re:  The MNI Group Inc.
                                                       File Ref. No. 0-18349
                                                       -------------------------

         We were previously the principal accountants for The MNI Group Inc. and, under the date of May 6, 1999, we reported on the consolidated financial statements of The MNI Group Inc. and subsidiaries as of and for the years ended January 31, 1999 and 1998. On February 16, 2000, our appointment as principal accountants was terminated. We have read The MNI Group Inc.'s statements included under Item 4 of its Form 8-K dated February 16, 2000 and we agree with such statements.

                                                  /s/ LIPNER, GORDON & CO. LLP
                                                  ----------------------------
                                                      Lipner, Gordon & Co. LLP